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                                                                   Exhibit 23.1




                                  CONSENT OF AUDITORS


The Board of Directors
Celestica Inc.


We consent to the incorporation by reference in the registration statement of Celestica Inc. on Form F-3 of our report dated January 22, 2001 relating to the consolidated financial statements of Celestica Inc. as at December 31, 1999 and 2000 and for each of the years in the three year period ended December 31, 2000, which report is included in Celestica Inc.'s Annual Report on Form 20-F for the fiscal year ended December 31, 2000 and to the reference to our firm under the heading "Auditors" in the prospectus of Celestica Inc. on Form F-3.





Toronto, Canada                                          /s/ KPMG LLP
September 7, 2001                                         Chartered Accountants